UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2010

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803 (Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2010, the Compensation Committee of the Board of Directors of Veeco Instruments Inc. approved the 2010 Management Bonus Plan (the “Plan”).  Under the Plan, management incentive bonus and profit sharing amounts may be earned by participants in the Plan.  The Plan provides as follows:

Management Incentive Bonus:  equal to 75% of a participant’s total target bonus

•                  Primary Measure:  EBITA (Corporate, Group or Business Unit (“BU”) target, as set by the Compensation Committee)

•                  Secondary Measures (Corporate, Group or BU target, as set by the Compensation Committee):

•                  Revenue Growth

•                  Bookings

•                  Individual Performance

Primary Measure

•                  Creates an initial funding pool based on EBITA performance vs. target

•                  Pool funding will range from 50% of target for minimum performance to 100% of target for target performance and 200% of target for maximum performance.  The minimum, target and maximum performance levels for each BU are as set by the Compensation Committee.

•                  No funding will be earned for performance below minimum.

•                  The initial funding calculation is capped at 100%, subject to meeting a performance hurdle expressed as EBITA as a % of Revenue.

Secondary Measures

•                  The initial funding pool will be divided into three elements (revenue growth, bookings and individual performance) based on the weight assigned to each element, as set by the Compensation Committee for each BU.

•                  Actual bonus awards are based on revenue growth, bookings and individual performance, each as compared to targets, calculated independently and added together.

•                  Awards will range from 70% of target for minimum performance to 100% for target performance and 150% for maximum performance.  No awards will be earned for performance below minimum.

•                  Awards for individual performance will be granted from a fixed budget for each BU and will range from 0% to 150%; the weight for individual performance is set at 40% for all participants.

Management Profit Sharing:  equal to 25% of a participant’s total target bonus

•                  Earned quarterly when total Veeco EBITA is at least 5% of revenue in accordance with the following schedule:

If Quarterly Corporate EBITA (as a % of revenue) is:	The % of EBITA available to Profit Sharing pool is:
Less than 5%	0%
> 5%	1.4%

EBITA Cap

•                  With certain exceptions, approved by the Compensation Committee, aggregate bonus awards for all participants within a BU are capped at 15% of that BU’s EBITA.

Participants in the Plan include Mr. Peeler, CEO, Mr. Glass, CFO, and the other “named executive officers” listed in Veeco’s Proxy Statement filed with the Securities and Exchange Commission on April 3, 2009.  Payments under the Plan will be distributed in proportion to each individual’s target bonus, which for Messrs. Peeler, Glass, Munch, Oates and Kiernan are 100%, 70%, 60%, 60% and 50%, respectively, of such executive’s base salary.  Amounts in respect of the profit sharing portion of the Plan, if earned, would be paid following the end of each quarter of 2010.  Amounts in respect of the annual bonus portion of the Plan, if earned, would be paid during the first two and a half months of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 28, 2010	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel